Exhibit 3.2
BYLAWS
OF
LIFECORE BIOMEDICAL, INC.
(THE “COMPANY”)
ARTICLE I.
OFFICES
     Section 1.     Principal Executive Office. The principal executive office of the Company will be determined from time to time by the Board of Directors.
     Section 2.     Registered Office. The registered office of the Company required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Company may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office will be filed with the Secretary of State of the State of Minnesota.
     Section 3.     Other Offices. The Company may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
     Section 1.     Place of Meetings. Meetings of the shareholders will be held at the principal executive office of the Company or at such other place as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President; provided, however, that any meeting called by or at the demand of a shareholder or shareholders will be held in the county where the principal executive office of the Company is located.
     Section 2.     Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chairman of the Board or the President of the Company. If said officer fails to call and hold such meeting within 90 days after receipt of the demand, the shareholder making the demand will have the right and power to call such meeting. At each regular meeting, the shareholders will elect directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact such other business as may properly be brought before the meeting.
     Section 3.     Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes: (a) may be called by the Chairman of the Board or the President; and (b) must be called by the Chairman of the Board or the President at the request in writing of (i) two or more members of the Board of

Directors or (ii) a shareholder or shareholders owning 10% or more of the voting power of all shares entitled to vote, except that for a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, a shareholder or shareholders owning 25% or more of the voting power of all shares entitled to vote. Such request, which must be by registered mail or delivered in person to the Chairman of the Board or the President, must state the purpose or purposes of the proposed meeting. At a special meeting, no business will be transacted and no corporate action will be taken other than that stated in the notice of the meeting.
     Section 4.     Notice. Unless otherwise required by law and except as provided below, written or printed notice of every regular or special meeting of the shareholders, stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, will be mailed, postage prepaid, at least 5 but not more than 60 days before such meeting, to each shareholder entitled to vote at such meeting at his or her address as the same appears upon the books of the Company. With respect to special meetings called at written request of shareholders as required by Section 3(b)(ii) above, written notice must be mailed as provided at least 10 but not more than 60 days before such meeting.
     Section 5.     Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
     Section 6.     Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or by proxy at the meeting, will constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.
     Section 7.     Voting. A shareholder may cast his or her vote in person or by proxy. When a quorum is present at the time a meeting is convened, any question brought before any meeting of shareholders will be decided by the vote of the holders of a majority of the voting power of the shares entitled to vote, present in person or by proxy at the meeting, unless the question is one upon which, by express provision of applicable law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Each shareholder present in person or by proxy at a meeting of shareholders will be entitled to one vote for each share of the common stock having voting power held by such shareholder, and such vote or votes as is provided in the Articles of Incorporation or a resolution of the Board of Directors fixing rights and preferences of a class or series established by resolution of the Board of Directors. Except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Company within 20 days next preceding any election of directors will be voted in such election of directors.
     Section 8.     Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Company at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy will be valid after 11 months from its date, unless the proxy expressly provides for a longer period.
     Section 9.     Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case only shareholders of record on the date so fixed, or their legal representatives, will be entitled to notice of and to vote at such meeting and any adjournment thereof, notwithstanding any transfer of any shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period.
     Section 10.     Conduct of Meetings. The Chairman of the Board will preside at all meetings of the shareholders, and in his or her absence or if the office of the Chairman of the Board is vacant, the President or any other officer designated by the Board of Directors will preside at meetings of the shareholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to shareholders to speak, governing all aspects of the conduct of such meetings. The Secretary will act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the presiding officer will act as secretary.
     Section 11.     Electronic Conferences and Participation by Electronic Means. A conference among shareholders conducted by any means of communication through which the shareholders may simultaneously hear each other during the conference will constitute a regular or special meeting of shareholders, provided the notice of the conference is given to every holder of shares entitled to vote pursuant to Section 4 of this Article II. A shareholder may participate in a regular or special meeting of shareholders by any means of communication through which the shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting. Such participation in a meeting will constitute presence at the meeting in person or by proxy.
     Section 12. Action Without a Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if authorized by writing or writings signed, or consented to by authenticated electronic communication, by all shareholders entitled to vote on that action.
ARTICLE III.
BOARD OF DIRECTORS
     Section 1.     General Powers. The business and affairs of the Company will be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.
     Section 2.     Number and Term of Office. The number of directors which will constitute the whole board will be at least one, or such other number as may be determined by the Board of Directors or by the shareholders at a regular or special meeting. Except as otherwise permitted by law, the directors will be elected at each regular meeting of the Company’s shareholders (or at any special meeting of the shareholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director will be elected to serve until the next regular meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy occurs by reason of death, resignation, or removal from office. Directors must be natural persons, but need not be shareholders.
     Section 3.     Resignation and Removal. Any director may resign at any time by giving written notice to the Company. Such resignation will take effect at the date of the receipt of such notice, or at any later time specified therein, and if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation is not necessary to make it effective, unless so specified therein. Any director may be removed from the Board of Directors at any time, with or without cause, by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.
     Section 4.     Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, removal, disqualification, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, or a sole remaining director, may choose a successor, who will hold office for the unexpired term in respect of which such vacancy occurred, or until such director’s earlier resignation or removal.
     Section 5.     Meetings. The Board of Directors of the Company may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting will be held at the principal executive office of the Company.
     Section 6.     Calling Meetings. Meetings of the Board of Directors may be called by (i) the Chairman of the Board or the President on 24 hours’ notice or (ii) any director on 10 days’

notice, to each director, either personally, or by telephone, mail, facsimile, e-mail or telegram. Every such notice will state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chairman of the Board or the President must state the purpose of the meeting.
     Section 7.     Quorum. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors will constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.
     Section 8.     Participation by Electronic Communications. Directors of the Company may participate in a meeting of the Board of Directors by means of conference telephone or by similar means of communication by which all persons participating in the meeting can simultaneously hear each other. A director so participating will be deemed present in person at the meeting.
     Section 9.     Waiver of Notice. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.
     Section 10.     Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the President or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal will not constitute presence for purposes of determining the existence of a quorum, but consent or opposition will be counted as a vote of a director present at the meeting in favor of or against the proposal and will be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
     Section 11.     Organization of Meetings. The Chairman of the Board will preside at all meetings of the Board of Directors, and in his or her absence or if the office of Chairman of the Board is vacant, the President or any other officer designated by the Board of Directors will act as presiding officer. The Secretary will act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the presiding officer will act as secretary.
     Section 12.     Committees. The Board of Directors may, by a resolution approved by the affirmative vote of a majority of the directors then holding office, establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the Company to the extent provided in such resolution. Such committees, however, will at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and will be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee will constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws will apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions and valid acts. Each committee will keep regular minutes of its proceedings and report the same to the Board of Directors.
     Section 13.     Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written action is signed, or consented to by authenticated electronic communication, by all of the Board of Directors and such written action is filed with the minutes of proceedings of the Board of Directors.
     Section 14.     Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment will preclude a director from serving the Company in any other capacity and receiving compensation therefor.
ARTICLE IV.
OFFICERS
     Section 1.     Number and Qualification. The officers of the Company will be chosen by the Board of Directors, will include a President, a Chief Financial Officer and Treasurer and a Secretary and may include a Chairman of the Board. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, each of whom will have the powers, rights duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held or exercised by the same person.
     Section 2.     Election and Term of Office. The initial officers of the Company will be elected by the Board of Directors at its first duly held meeting and all officers will hold office until their successors have been duly elected, unless prior thereto such officer will have resigned or been removed from office as hereinafter provided.
     Section 3.     Resignation, Removal and Vacancies. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice. Any officer or agent elected or appointed by the Board of Directors will hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors present at a duly held Board meeting. A vacancy in an office may, or in the case of a vacancy in the office of the President or Chief Financial Officer and Treasurer will, be filled for the unexpired portion of the term by action of the Board of Directors.
     Section 4.     Salaries. The salaries of all officers of the Company will be fixed by the Board of Directors or by the President if authorized by the Board of Directors.
     Section 5.     Chairman of the Board. The Chairman of the Board will preside at all meetings of the shareholders and the Board of Directors and will exercise general supervision and direction over the more significant matters of policy affecting the affairs of the Corporation.
     Section 6.     President. The President will be the chief executive officer of the Company. Unless provided otherwise by a resolution adopted by the Board of Directors, the President will have general active management of the business of the Company, will, in the absence of the Chairman of the Board or if the office of Chairman of the Board is vacant, preside at meetings of the shareholders and Board of Directors, will see that all orders and resolutions of the Board of Directors are carried into effect, will sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the Company, will maintain records of and, whenever necessary, certify proceedings of the Board of Directors and shareholders, and will perform such other duties as may from time to time be prescribed by the Board of Directors.
     Section 7.     Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer will be the chief financial officer of the Company. The Chief Financial Officer and Treasurer will keep accurate financial records for the Company, will deposit all moneys, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Directors will designate from time to time, will endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board of Directors, making proper vouchers therefor, will disburse corporate funds and issue checks and drafts in the name of the Company as ordered by the Board of Directors, will render to the President and the Board of Directors, whenever requested, an account of all such officer’s transactions as Chief Financial Officer and Treasurer and of the financial condition of the Company, and will perform such other duties as may be prescribed by the Board of Directors from time to time. If required by the Board of Directors, the Chief Financial Officer and Treasurer will give the Company a bond in such sum and with such surety or sureties as will be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.
     Section 8.     Secretary. The Secretary will attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose. He or she will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she will be.
     Section 9.     Vice Presidents. The Vice President, if any, or if there will be more than one, the Vice Presidents in the order determined by the Board of Directors, will, in the absence or disability of the President, perform the duties and exercise the powers of the President and will perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.
     Section 10.     Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.
     Section 11.     Authority and Duties. In addition to the foregoing authority and duties, all officers of the Company will respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors.
ARTICLE V.
CERTIFICATES OF STOCK
     Section 1.     Form of Certificates. Every holder of stock in the Company is entitled to have a certificate, signed by or in the name of the Company by the President or the Secretary or an Assistant Secretary of the Company, if there be one, certifying the number of shares owned by him or her in the Company. The certificates of stock of each class will be numbered in the order of their issue.
     Section 2.     Facsimile Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Company or its employee, or (ii) a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.
     Section 3.     Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it will require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.
     Section 4.     Transfers of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 5.     Registered Shareholders. The Company will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof, except as otherwise provided by applicable law.
ARTICLE VI.
INDEMNIFICATION
     Section 1.     Indemnification. The Company shall indemnify its officers and directors to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes, as amended from time to time, or as required or permitted by other provisions of law. Any repeal or modification of this Article VI will be prospective only and will not adversely affect any right to indemnification of a director or officer of the Company existing at the time of such repeal or modification.
     Section 2.     Insurance. The Company may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.
ARTICLE VII.
GENERAL PROVISIONS
     Section 1.     Fiscal Year. The fiscal year of the Company will be fixed by resolution of the Board of Directors.
     Section 2.     Dividends. Subject to the provisions of the applicable law and the Articles of Incorporation, dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.
     Section 3.     Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors will think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 4.     Seal. The Company will not have a corporate seal.
     Section 5.     Checks. All checks or demands for money and notes of the Company will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 6.     Amendments. The Board of Directors will have the power to adopt, amend or repeal the Bylaws of the Company, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board will not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.
March 26, 2008